Exhibit (a)(1)(iii)

Forms of Letter of Transmittal

LETTER OF TRANSMITTAL

Regarding Shares of

INNOVATION ACCESS FUND

Tendered Pursuant to the Offer to Purchase
Dated April 1, 2026

THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY STATE STREET BANK AND TRUST COMPANY

BY April 29, 2026

THE OFFER RIGHTS WILL EXPIRE

AT THE END OF THE DAY ON APRIL 29, 2026,

immediately prior to midnight Eastern Time,

UNLESS THE OFFER IS EXTENDED,

AND THE WITHDRAWAL RIGHTS WILL EXPIRE

AT THE END OF THE DAY ON APRIL 29, 2026,

IMMEDIATELY PRIOR TO MIDNIGHT EASTERN TIME

Complete This Letter of Transmittal and Return To:

Innovation Access Fund

350 Madison Avenue

20th Floor

New York, NY 10017

Email: alkeonteam@alkeoncapital.com

Letter of Transmittal Page 1 of 5

INNOVATION ACCESS FUND

Ladies and Gentlemen:

The undersigned hereby tenders to Innovation Access Fund, a non-diversified, closed-end management investment company organized as a Delaware statutory trust (the "Fund"), the shares of beneficial interests in the Fund (the "Shares") held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated April 1, 2026 (the "Offer"), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Shares tendered hereby.

As described in the Offer, the payment of the purchase amount for the Shares tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned in this Letter of Transmittal. The undersigned recognizes that the amount of the payment of the purchase amount for Shares will be based on the unaudited value of the Fund as of April 30, 2026, subject to an extension of the Offer as described in Section 8 of the Offer and less any early repurchase fee relating to such Shares, if applicable.

All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer, this tender is irrevocable.

PLEASE MAIL OR EMAIL TO: alkeonteam@alkeoncapital.com

INNOVATION ACCESS FUND
350 MADISON AVENUE

20TH FLOOR

NEW YORK, NY 10017

PHONE: 212-716-6840

Letter of Transmittal Page 2 of 5

LETTER OF TRANSMITTAL

Tender Valuation Date: April 30, 2026

Tender Expiration Date: Immediately Prior to Midnight Eastern Time, April 29, 2026

PLEASE COMPLETE PARTS 1, 2, 3, AND 4

PLEASE MAIL OR EMAIL TO: alkeonteam@alkeoncapital.com

Innovation Access Fund 350 Madison Avenue 20th Floor New York, NY 10017	For Additional Information: Phone: (212) 716-6840 Email: alkeonteam@alkeoncapital.com

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY, AS APPLICABLE,
BEFORE SUBMITTING YOUR TENDER REQUEST.

PART 1 - NAME AND ADDRESS

Account #:
Full Account Registration Line 1:
Full Account Registration Line 2:
Address:
City, State, Zip:
Social Security # or Taxpayer Identification #:
Telephone Number:

Advisor Account #:
Advisor Name:
Advisor Address Line 1
Advisor Address Line 2
Advisor Telephone Number:

FOR CUSTODIAL ACCOUNTS ONLY (IRA, 401k, ETC.)
Custodial Account #:
Custodian Name:
Custodian Address:
Custodian City, State, Zip:
Custodian Telephone Number:

Letter of Transmittal Page 3 of 5

PART 2 - AMOUNT OF SHARES IN THE FUND BEING TENDERED:

☐ Entire amount of Shares

☐ Portion of Shares $______________ or ______________ Number of Shares

PART 3 - PAYMENT

PAYMENT GUIDELINES: Proceeds from tax deferred and tax exempt registration types are required to be returned to the custodian on record.

If you invest in the fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary before submitting your tender request.

Please Deliver All Proceeds via Federal Wire to the Following:

☐	Deliver All Proceeds to Custodian to Bank Account on Record

☐	Deliver All Proceeds to Broker/Dealer/RIA to Bank Account on Record

☐	Deliver All Proceeds to Bank Account on Record

☐	Deliver All Proceeds to New Bank Instructions (must complete Part 4 below)

PART 4 - NEW BANK INSTRUCTIONS

(Medallion Signature Guarantee Required if this Part is completed)

Bank Name:
ABA Routing Number:
For Credit to:
Name(s) on Bank Account:
Bank Account Number:
For Further Credit to:
Name(s) on Shareholder's Account:
Shareholder Account Number at Broker:

Letter of Transmittal Page 4 of 5

PART 5 - SIGNATURE(S)

Signature	Print Name of Authorized Signatory (and Title if applicable) Date

Signature	Print Name of Authorized Signatory (and Title if applicable) Date

Signature	Print Name of Authorized Signatory (and Title if applicable) Date

THIS DOCUMENT REQUIRES A MEDALLION SIGNATURE GUARANTEE BELOW ONLY
WHEN AUTHORIZED SIGNER(S) INSTRUCT THE FUND TO SEND TENDER PROCEEDS
TO AN ACCOUNT OTHER THAN THE BROKER/CUSTODIAN ACCOUNT OF RECORD.

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY, AS APPLICABLE,

BEFORE SUBMITTING YOUR TENDER REQUEST.

Letter of Transmittal Page 5 of 5